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                                                                   Exhibit 10(i)


                    SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT
                    -----------------------------------------


         This is a Supplemental Retirement Benefit it Agreement entered into at Sandusky, Ohio, effective as of December 1, 1989, by and between The Citizens Banking Company, a corporation duly organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and Donald E. Gosser (hereinafter called "Executive"), the Company and Executive being collectively referred to as "Parties". This Agreement is entered into by the Company pursuant to the authority granted by the Board of Directors of the Company through Resolution dated January 16, 1990, and a determination by the President and Chief Executive officer of the Company that Executive is an officer and highly compensated employee of the Company to whom the benefits of this Agreement should be extended.

                                    SECTION I

                            AGREEMENT OF THE PARTIES

         The sole purpose of this Agreement is to provide for the supplementation of Executive's retirement benefits, as set forth in Section II, below, in consideration for which Executive agrees to serve in the employ of the Company as an Executive having such duties as are designated from time to time by the Board of Directors, and to faithfully perform those duties to the best of his ability, devoting his entire time and effort for the profit, benefit and advantage of the business of the Company.

                                   SECTION II

                        SUPPLEMENTAL RETIREMENT BENEFITS

         In recognition of Executive's past service to the Company and in consideration of such future service as Executive may provide the Company, the Company shall supplement benefits which Executive and/or Executive's beneficiary are entitled to receive, and do receive, according to provisions of the Pension Plan for



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Employees of First Citizens Bank Corp and its affiliates, as from time to time amended (hereinafter called the "Pension Plan"), as follows:

         1. Upon commencement of payment of a form of benefit pursuant to the provisions of the Pension Plan to Executive or Executive's beneficiary, the Company will supplement such benefit from the general funds of the Company, in such amount, if any, as is necessary to provide a total, supplemented, retirement benefit equal to that which Executive or Executive's beneficiary, as the case may be, would have received pursuant to the provisions of the Pension Plan, as in existence prior to December 1, 1989 but reduced by such amount as will reflect the additional benefit received by Executive or Executive's beneficiary, resulting from the additional contributions made by the Company for the Executive's benefit to The Citizens Banking Company Savings and Retirement Plan Contract No. JK60794 (hereinafter called "410(K) Plan") pursuant to the revisions made by Company to such 401(K) Plan effective January 1, 1990. This is due to the benefit formula of Pension Plan being revised to comply with Section 401(l) of the Internal Revenue Code of 1986. The total, supplemented, retirement benefit shall be the sum of that amount received by Executive or Executive's beneficiary from the Pension Plan and the amount paid by the Company pursuant to the Agreement.

         2. The commencement date for benefits, the form of benefits, and all computations under this Agreement shall be governed by the provisions of the Pension Plan and the election(s) which Executive or Executive's beneficiary may make thereunder. To the extent that supplemental retirement benefits are payable under this Agreement, such payments shall commence and continue as a supplement to and for the duration of benefits to which Executive or Executive's beneficiary are entitled to receive, and do receive, according to the provisions of the Pension Plan.






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                                   SECTION III

                                 OTHER BENEFITS

         Nothing in this Agreement shall be construed to affect Executive's right to participate in any Company-sponsored benefit plan, qualified or unqualified, according to the terms of such plan(s).

                                   SECTION IV

                             PENSION PLAN AMENDMENT

         Nothing in this Agreement shall in any way alter, limit or preclude the right or ability of the Company to terminate or amend the Pension Plan so as to eliminate, reduce, or otherwise change any benefit payable thereunder; provided, however, no such amendment effective after the date benefits are payable under this Agreement shall affect Executive's or Executive's beneficiary's right to receipt thereof.

                                    SECTION V

                                TERM OF AGREEMENT

         This Agreement shall commence on December 1. 1989, and shall continue in effect until the termination of Executive's employment with the Company, by retirement, death, disability, resignation, or otherwise. Executive's rights and/or the rights of Executive's beneficiary to supplemental benefits under this Agreement, if any, whether due at the date of such termination or at a later date, shall be determined as of such date of termination.

                                   SECTION VI

                                   DISCLAIMER

                  Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the company and Executive, his beneficiary, or any other person.




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         The rights accruing to Executive or his beneficiary under this
Agreement shall be solely those of an unsecured creditor of the Company.

         This Agreement shall not be construed as granting or recognizing Executive's right to continued employment, any such right being hereby expressly disclaimed.

                                   SECTION VII

                                   ASSIGNMENT

         Neither Executive nor any beneficiary of Executive shall have the right to assign or otherwise transfer any right to receive benefits provided herein.

                                  SECTION VIII

                                  MODIFICATION

This Agreement may not be modified or amended orally or by either party acting alone, but may be modified or amended only by the written agreement of the Company and Executive.

                                   SECTION IX

                                   ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association.

                                    SECTION X

                                 BINDING EFFECT

         The terms and conditions of this Agreement shall be binding upon the respective heirs, executors, administrators, successors and assigns of the Parties hereto.






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         IN WITNESS WHEREOF, the Parties have executed this

Agreement effective as of December 1. 1989.



                          THE CITIZENS BANKING COMPANY

                          By:   /s/ Lowell W. Leech
                             -----------------------------------
                             President & Chief Executive Officer


                          EXECUTIVE

                               /s/ Donald E. Gosser
                          --------------------------------------
                          Donald E. Gosser













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